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                                                                    EXHIBIT 23.4

[LETTERHEAD OF JUDD, THOMAS, SMITH & COMPANY, P.C. APPEARS HERE]


                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of First Financial Bankshares, Inc. on Form S-4 of our report dated September 19, 1997, on the audited consolidated financial statements as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.




/s/JUDD, THOMAS, SMITH & COMPANY, P.C.
-------------------------------------
JUDD, THOMAS, SMITH & COMPANY, P.C.



September 30, 1997